Exhibit 10.1

Securities Purchase Agreement

This Securities Purchase Agreement (this “Agreement”), dated as of March 10, 2022, is entered into by and between Intrusion Inc., a Delaware corporation (“Company”), and Streeterville Capital, LLC, a Utah limited liability company, its successors and/or assigns (“Investor”).

A.            Company and Investor are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission (the “SEC”).

B.             Investor desires to purchase and Company desires to issue and sell, upon the terms and conditions set forth in this Agreement: (a) Promissory Note #1, in the form attached hereto as Exhibit A, in the original principal amount of $5,350,000.00 (the “Note #1”), which may in certain circumstances be redeemed for shares of common stock, $0.01 par value per share, of Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in Note #1; and (b) Promissory Note #2, in the form attached hereto as Exhibit B, in the original principal amount of $5,350,000.00 (“Note #2”, and together with Note #1, the “Notes”), which may in certain circumstances be redeemed for shares of Common Stock upon the terms and subject to the limitations and conditions set forth in Note #2.

C.             This Agreement, the Notes, and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents”.

D.             For purposes of this Agreement: “Redemption Conversion Shares” means all shares of Common Stock issuable upon redemption of all or any portion of the Notes pursuant to the terms of the Notes; and “Securities” means the Notes and the Redemption Conversion Shares.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Investor hereby agree as follows:

1.              Purchase and Sale of Securities.

1.1.           Purchase of Notes. Company shall issue and sell to Investor and Investor shall purchase from Company the Notes. In consideration thereof, Investor shall pay the Purchase Price (as defined below) to Company; provided, however, that Investor’s obligation to deliver the Note #2 Purchase Price (as defined below) is subject to the satisfaction of each of the following conditions (the “Note #2 Purchase Conditions”): (i) Company has obtained the Approval (as defined in the Note) within 180 days of the First Closing Date (as defined below); (ii) no Trigger Event (as defined in the Note) has occurred under the Note; and (iii) Company has not received a listing notice from Nasdaq. After Company provides notice to Investor of its satisfaction of the Note #2 Purchase Conditions and its decision to sell Note #2, Company shall issue, and Investor shall purchase, Note #2 at the Note #2 Purchase Price on the Second Closing Date (as defined below).

1.2.           Form of Payment. On the First Closing Date, Investor shall pay the Note #1 Purchase Price to Company via wire transfer of immediately available funds against delivery of Note #1. On the Second Closing Date, Investor shall pay the Note #2 Purchase Price to Company wire transfer of immediately available funds against delivery of Note #2.

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1.3.           Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 5 and Section 6 (as applicable) below, the date of the issuance and sale of Note #1 pursuant to this Agreement (the “First Closing Date”) shall be March 10, 2022, or another mutually agreed upon date. The closing of the purchase and sale of Note #1 pursuant to this Agreement (the “First Closing”) shall occur on the First Closing Date by means of the exchange by email of signed .pdf documents, but shall be deemed for all purposes to have occurred at the offices of Hansen Black Anderson Ashcraft PLLC in Lehi, Utah. Subject to the satisfaction of the conditions set forth in Section 5 and Section 6 (as applicable) below, the date of the issuance and sale of Note #2 pursuant to this Agreement (the “Second Closing Date” and, together with the First Closing Date, the “Closing Dates”, and individually, each a “Closing Date”) shall be a mutually agreed upon date, but in no event later than three (3) Trading Days following satisfaction of the Note #2 Purchase Conditions. The closing of the purchase and sale of Note #2 pursuant to this Agreement (the “Second Closing”, together with the First Closing, the “Closings”, and individually, each a “Closing”) shall occur on the Second Closing Date by means of the exchange by email of signed ..pdf documents, but shall be deemed for all purposes to have occurred at the offices of Hansen Black Anderson Ashcraft PLLC in Lehi, Utah.

1.4.           Collateral for the Notes. The Notes shall be unsecured.

1.5.           Original Issue Discount; Transaction Expense Amount. Note #1 carries an original issue discount (“OID”) of $350,000.00. In addition, Company agrees to pay $20,000.00 to Investor to cover Investor’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Securities (the “Transaction Expense Amount”). The Transaction Expense Amount shall be deducted from the Note #1 Purchase Price at the First Closing. The “Note #1 Purchase Price”, therefore, shall be $5,000,000.00, computed as follows: $5,350,000.00 initial principal balance, less the OID. Note #2 carries an OID of $350,000.00. The “Note #2 Purchase Price”, therefore, shall be $5,000,000.00, computed as follows: $5,350,000.00 initial principal balance, less the OID.

2.              Investor’s Representations and Warranties. Investor represents and warrants to Company that as of each Closing Date: (i) this Agreement has been duly and validly authorized; (ii) this Agreement constitutes a valid and binding agreement of Investor enforceable in accordance with its terms; (iii) Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act; (iv) Investor is duly organized, validly existing and in good standing under the jurisdiction of its formation; (v) Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Securities and that it is able to fend for itself in the transactions contemplated herein, has exercised its independent judgment in evaluating its investment in the Securities, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and has sought such accounting, legal, economic and tax advice as Investor has considered necessary to make an informed investment decision; and (vi) Investor is not (A) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (collectively “OFAC Lists”), (B) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List, (C) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (D) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (E) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank.

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3.              Company’s Representations and Warranties. Company represents and warrants to Investor that as of each Closing Date: (i) Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; (iii) Company has registered its Common Stock under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act; (iv) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Company and all necessary actions have been taken; (v) each of the Transaction Documents has been duly executed and delivered by Company and constitute the valid and binding obligations of Company enforceable in accordance with their terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity; (vi) the execution and delivery of the Transaction Documents by Company, the issuance of Securities in accordance with the terms hereof, and the consummation by Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Company of any of the terms or provisions of, or constitute a default under (a) Company’s formation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company is a party or by which it or any of its properties or assets are bound, including, without limitation, any listing agreement for the Common Stock, or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company’s properties or assets (other than, in the case of clauses (b) and (c), conflicts, breaches or defaults that would not have a material adverse effect on the legal authority or ability of Company to timely comply with the terms of the Transaction Documents); (vii) other than obtaining the requisite Nasdaq approval to issue the Redemption Conversion Shares and other than any required filings Company must make with the SEC in connection the transactions contemplated by the Transaction Documents under the 1933 Act and 1934 Act, no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Company is required to be obtained by Company for the issuance of the Securities to Investor or the entering into of the Transaction Documents; (viii) since January 1, 2021, none of Company’s filings with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; (ix) since January 1, 2021, Company has filed all reports, schedules, forms, statements and other documents required to be filed by Company with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension; (x) there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Company, threatened against or affecting Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would reasonably be expected to have a material adverse effect on Company or which would reasonably be expected to adversely affect the validity or enforceability of, or the authority or ability of Company to perform its obligations under, any of the Transaction Documents; (xi) Company has not consummated any material financing transaction that has not been disclosed in a periodic filing or current report with the SEC under the 1934 Act; (xii) Company is not, nor has it been at any time in the previous twelve (12) months, a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1) under the 1933 Act; (xiii) with respect to any commissions, placement agent or finder’s fees or similar payments that will or would become due and owing by Company to any person or entity as a result of this Agreement or the transactions contemplated hereby (“Broker Fees”), any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or entity that is a registered investment adviser or registered broker-dealer; (xiv) Investor shall have no obligation with respect to any Broker Fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Company shall indemnify and hold harmless each of Investor, Investor’s employees, officers, directors, stockholders, members, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including reasonable costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed Broker Fees; (xv) neither Investor nor any of its officers, directors, stockholders, members, managers, employees, agents or representatives has made any representations or warranties to Company or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents; (xvi) Company acknowledges that the State of Utah has a reasonable relationship and sufficient contacts to the transactions contemplated by the Transaction Documents and any dispute that may arise related thereto such that the laws and venue of the State of Utah, as set forth more specifically in Section 8.2 below, shall be applicable to the Transaction Documents and the transactions contemplated therein; (xvii) Company has consulted with counsel and conducted its own due diligence, and understands that Investor is not registered as a ‘dealer’ under the 1934 Act; and (xviii) Company has performed due diligence and background research on Investor and its affiliates, including, without limitation, John M. Fife, and, to its satisfaction, has made inquiries with respect to all matters Company may consider relevant to the undertakings and relationships contemplated by the Transaction Documents, including, among other things, the following: http://investing.businessweek.com/research/stocks/people/person.asp?personId=7505107&ticker=UAHC; SEC Civil Case No. 07-C-0347 (N.D. Ill.); SEC Civil Action No. 07-CV-347 (N.D. Ill.); and FINRA Case #2011029203701. In addition, various affiliates of Investor are involved in ongoing litigation with the SEC regarding broker-dealer registration (see SEC Civil Case No. 1:20-cv-05227 (N.D. Ill.)). Company, being aware of the matters and legal issues described in subsections (xvii) and (xviii) above, acknowledges and agrees that such matters, or any similar matters, have no bearing on the transactions contemplated by the Transaction Documents and covenants and agrees it will not use any such information or legal theory as a defense to performance of its obligations under the Transaction Documents or in any attempt to modify, reduce, rescind or void such obligations.

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4.              Company Covenants. Until all of Company’s obligations under the Notes are paid and performed in full, or within the timeframes otherwise specifically set forth below, Company will at all times comply with the following covenants: (i) so long as Investor beneficially owns any of the Securities and for at least twenty (20) Trading Days thereafter, Company will timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to Company, as required in accordance with Rule 144 of the 1933 Act, is publicly available, and will not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination unless Company is acquired by, or otherwise merges or combines with, an entity that is required to make public filings under Sections 13 or 15(d) of the 1934 Act; (ii) if issued in accordance with Note #1 or Note #2, as applicable, the Redemption Conversion Shares will be duly authorized, validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances; (iii) the Common Stock will be listed for trading on Nasdaq or NYSE; (iv) trading in the Common Stock will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease trading on Company’s principal trading market; (v) neither Company, nor any of its subsidiaries, will make any Restricted Issuance (as defined below) or issue any debt securities (which, for avoidance of doubt, excludes bank loans, lines of credit, mortgages, leases, asset-backed loans, and other similar commercial lending agreements) without Investor’s prior written consent, which consent may be granted or withheld in Investor’s sole and absolute discretion; (vi) Company shall not enter into any agreement or otherwise agree to any covenant, condition, or obligation other than the Transaction Documents that locks up, restricts in any way or otherwise prohibits Company from issuing Redemption Conversion Shares to Investor or any affiliate of Investor; and (vii) Company shall offer to Investor the right to participate (in each case, at Investor’s discretion) in any Restricted Issuance (provided Investor has consented to such Restricted Issuance), other equity securities offering (excluding offerings under ATMs (as defined below)) or debt securities offering (which for avoidance of doubt excludes bank loans, lines of credit, mortgages, leases, asset-backed loans, and other similar commercial lending agreements) of Company. Under such participation right, Company shall provide Investor written notice of such proposed transaction, along with copies of the proposed transaction documents (including any underwriting agreement, if any) or, if proposed documentation is not available, a term sheet of the proposed terms, and Investor shall then have (A) for offerings that are not registered under the 1933 Act, up to three (3) calendar days to notify Company of its election to participate in such issuance or offering or (B) for offerings that are registered under the 1933 Act, up to twenty four (24) hours to notify Company of its election to participate in such issuance. Such participation right for offerings that are not registered under the 1933 Act shall only allow Investor to purchase up to ten percent (10%) of the debt or equity securities proposed to be issued in such transaction, and Investor shall have a right to participate on the most favorable terms and conditions offered to any other purchaser in such offering. Such participation right for offerings that are registered under the 1933 Act shall only allow Investor to be allocated up to ten percent (10%) of the debt or equity securities proposed to be issued in such transaction on the most favorable terms and conditions offered to any other purchaser of the same securities. The parties agree that in the event Company breaches the covenant set forth in Section 4(vii) above, Investor’s sole and exclusive remedy shall be to receive, as liquidated damages, an amount equal to twenty percent (20%) of the amount Investor would have been entitled to invest under the participation right, which may be added to the Outstanding Balance of either Note if not otherwise paid in cash by Company. For purposes hereof, the term “Restricted Issuance” means any issuance of any Company securities, or the incurrence or guaranty of any debt securities obligations, that (A) have or may have conversion rights of any kind, contingent, conditional or otherwise, in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the Common Stock, and/or (B) are or may become convertible into Common Stock (including without limitation convertible debt, warrants or convertible preferred stock), with a conversion price that varies with the market price of the Common Stock, even if such security only becomes convertible following an event of default, the passage of time, or another trigger event or condition; excluding the issuance by Company of any convertible notes, warrants or convertible preferred stock that provides for adjustments to the conversion rate, conversion price or exercise price, as the case maybe, as a result of any stock split, stock combination, stock dividend, reclassification, other distributions of property or assets to all or substantially all holder of the Company’s Common Stock or similar events. For the avoidance of doubt, the issuance of Common Stock under, pursuant to, in exchange for or in connection with any contract or instrument, whether convertible or not, is deemed a Restricted Issuance for purposes hereof if the number shares of Common Stock to be issued is based upon or related in any way to the market price of the Common Stock, including, but not limited to, Common Stock issued in connection with a Section 3(a)(9) exchange, a Section 4(a)(2) exchange, a Section 3(a)(10) settlement, or any other similar settlement or exchange. Notwithstanding the foregoing, the term Restricted Issuance shall not extend to any issuance made under one of Company’s equity compensation plans filed with the SEC. For purposes hereof, the term “ATM” means a continuous primary offering, whereby Company, with one or more broker-dealers acting as an agent, may sell equity securities of the Company in an offering registered under the 1933 Act at prevailing market prices.

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5.              Conditions to Company’s Obligation to Sell. The obligation of Company hereunder to issue and sell the applicable Securities to Investor at the applicable Closing is subject to the satisfaction, on or before each applicable Closing Date, of each of the following conditions:

5.1.           Investor shall have executed this Agreement and delivered the same to Company.

5.2.           Investor shall have delivered the Note #1 Purchase Price or the Note #2 Purchase Price, as applicable, to Company in accordance with Section 1.2 above.

6.              Conditions to Investor’s Obligation to Purchase. The obligation of Investor hereunder to purchase the applicable Securities at the applicable Closing is subject to the satisfaction, on or before each applicable Closing Date, of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion:

6.1.           Company shall have executed this Agreement delivered the same to Investor.

6.2.           Solely with respect to the First Closing, Company shall have executed and delivered Note #1 to Investor.

6.3.           Solely with respect to the Second Closing, Company shall have executed and delivered Note #2 to Investor.

6.4.           Company shall have delivered to Investor a fully executed Irrevocable Letter of Instructions to Transfer Agent (the “TA Letter”) substantially in the form attached hereto as Exhibit C acknowledged and agreed to in writing by Company’s transfer agent (the “Transfer Agent”).

6.5.           Company shall have delivered to Investor a fully executed Officer’s Certificate substantially in the form attached hereto as Exhibit D evidencing Company’s approval of the Transaction Documents.

6.6.           Solely with respect to the Second Closing, Company shall have satisfied the Note #2 Purchase Conditions.

7.              Reservation of Shares. On the date hereof, Company will reserve, so long as the Notes are outstanding, 6,500,000 shares of Common Stock from its authorized and unissued Common Stock to provide for all issuances of Common Stock under Note #1, which reservation shall be increased (within three business days of issuance of Note #2) by an additional 6,500,000 shares of Common Stock (the “Share Reserve”). Company further agrees to add additional shares of Common Stock to the Share Reserve in increments of 100,000 shares as and when requested by Investor if as of the date of any such request the number of shares being held in the Share Reserve is less than three (3) times the number of shares of Common Stock obtained by dividing the aggregate Outstanding Balance (as defined in the Notes) of the Notes as of the date of the request by the Redemption Conversion Price (as defined in the Notes); provided that Company shall not be obligated to increase the Share Reserve to cover more than 19.99% of outstanding Common Stock unless Company has obtained the Approval. In the event the Share Reserve exceeds four (4) times the number of shares of Common Stock obtained by dividing the aggregate Outstanding Balance of the Notes as of the date of the request by the Redemption Conversion Price (the “Share Reserve Max”), then at Company’s request, Investor will agree to reduce the Share Reserve to the Share Reserve Max. Company shall further direct the Transfer Agent to hold the shares of Common Stock reserved pursuant to the Share Reserve exclusively for the benefit of Investor and to issue such shares to Investor promptly upon Investor’s delivery of a Redemption Notice under either of the Notes. Finally, Company shall direct the Transfer Agent to issue shares of Common Stock other than Redemption Conversion Shares out of its authorized and unissued shares, and not the Share Reserve.

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8.              Miscellaneous. The provisions set forth in this Section 8 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein; provided, however, that in the event there is a conflict between any provision set forth in this Section 8 and any provision in any other Transaction Document, the provision in such other Transaction Document shall govern.

8.1.           Arbitration of Claims. The parties shall submit all Claims (as defined in Exhibit E) arising under this Agreement or any other Transaction Document or any other agreement between the parties and their affiliates or any Claim relating to the relationship of the parties to binding arbitration pursuant to the arbitration provisions set forth in Exhibit E attached hereto (the “Arbitration Provisions”). For the avoidance of doubt, the parties agree that the injunction described in Section 8.3 below may be pursued in an arbitration that is separate and apart from any other arbitration regarding all other Claims arising under the Transaction Documents. The parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Agreement. By executing this Agreement, Company represents, warrants and covenants that Company has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Company will not take a position contrary to the foregoing representations. Company acknowledges and agrees that Investor may rely upon the foregoing representations and covenants of Company regarding the Arbitration Provisions.

8.2.          Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. Each party consents to and expressly agrees that the exclusive venue for arbitration of any dispute arising out of or relating to any Transaction Document or the relationship of the parties or their affiliates shall be in Salt Lake County, Utah. Without modifying the parties’ obligations to resolve disputes hereunder pursuant to the Arbitration Provisions, for any litigation arising in connection with any of the Transaction Documents, each party hereto hereby (i) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Salt Lake County, Utah, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, (iii) agrees to not bring any such action outside of any state or federal court sitting in Salt Lake County, Utah, and (iv) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim, defense or objection to the bringing of any such proceeding in such jurisdiction or to any claim that such venue of the suit, action or proceeding is improper. Company acknowledges that the governing law and venue provisions set forth in this Section 8.2 are material terms to induce Investor to enter into the Transaction Documents and that but for Company’s agreements set forth in this Section 8.2 Investor would not have entered into the Transaction Documents.

8.3.          Specific Performance. Each party acknowledges and agrees that the other party may suffer irreparable harm in the event that it fails to perform any material provision of this Agreement or any of the other Transaction Documents in accordance with its specific terms. It is accordingly agreed that each party shall be entitled to one or more injunctions to prevent or cure breaches of the provisions of this Agreement or such other Transaction Document and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which such party may be entitled under the Transaction Documents, at law or in equity. Company specifically agrees that: (a) following an Event of Default (as defined in the Notes) for failure to timely make a required payment or deliver Redemption Conversion Shares under either Note, Investor shall have the right to seek and receive injunctive relief from a court or an arbitrator prohibiting Company from issuing any of its common or preferred stock to any party unless the Notes are being paid in full simultaneously with such issuance; and (b) following a breach of Section 4(vi) above, Investor shall have the right to seek and receive injunctive relief from a court or arbitrator invalidating such lock-up. Company specifically acknowledges that Investor’s right to obtain specific performance constitutes bargained for leverage and that the loss of such leverage would result in irreparable harm to Investor. For the avoidance of doubt, in the event Investor seeks to obtain an injunction from a court or an arbitrator against Company or specific performance of any provision of any Transaction Document, such action shall not be a waiver of any right of Investor under any Transaction Document, at law, or in equity, including without limitation its rights to arbitrate any Claim pursuant to the terms of the Transaction Documents, nor shall Investor’s pursuit of an injunction prevent Investor, under the doctrines of claim preclusion, issues preclusion, res judicata or other similar legal doctrines, from pursuing other Claims in the future in a separate arbitration.

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8.4.           No Shorting. During the period beginning thirty (30) days prior to the Closing Date and ending on the date the Notes have been repaid in full or sold by Investor to a third party that is not an affiliate of Investor, neither Investor nor any of its subsidiaries, directors, officers, employees or other affiliates has or will directly or indirectly engage in any open market Short Sales (as defined below) of the Common Stock; provided; however, that unless and until Company has affirmatively demonstrated by the use of specific evidence that Investor is engaging in open market Short Sales, Investor shall be assumed to be in compliance with the provisions of this Section 8.4 and Company shall remain fully obligated to fulfill all of its obligations under the Transaction Documents; and provided, further, that (i) Company shall under no circumstances be entitled to request or demand that Investor either (A) provide trading or other records of Investor or of any party or (B) affirmatively demonstrate that Investor or any other party has not engaged in any such Short Sales in breach of these provisions as a condition to Company’s fulfillment of its obligations under any of the Transaction Documents, (ii) Company shall not assert Investor’s or any other party’s failure to demonstrate such absence of such Short Sales or provide any trading or other records of Investor or any other party as all or part of a defense to any breach of Company’s obligations under any of the Transaction Documents, and (iii) Company shall have no setoff right with respect to any such Short Sales. As used herein, “Short Sale” has the meaning provided in Rule 200 promulgated under Regulation SHO under the 1934 Act, and all short positions effected through any direct or indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), or sales or other short transactions through non-U.S. broker dealers or foreign regulated brokers.

8.5.          Calculation Disputes. Notwithstanding the Arbitration Provisions, in the case of a dispute as to any determination or arithmetic calculation under the Transaction Documents, including without limitation, calculating the Outstanding Balance, Redemption Conversion Price, Conversion Shares (as defined in the Note), or VWAP (as defined in the Note) (each, a “Calculation”), Company or Investor (as the case may be) shall submit any disputed Calculation via email or facsimile with confirmation of receipt (i) within two (2) Trading Days after receipt of the applicable notice giving rise to such dispute to Company or Investor (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after Investor learned of the circumstances giving rise to such dispute. If Investor and Company are unable to agree upon such Calculation within two (2) Trading Days of such disputed Calculation being submitted to Company or Investor (as the case may be), then Investor will promptly submit via email or facsimile the disputed Calculation to Unkar Systems Inc. (“Unkar Systems”). Investor shall cause Unkar Systems to perform the Calculation and notify Company and Investor of the results no later than ten (10) Trading Days from the time it receives such disputed Calculation. Unkar Systems’ determination of the disputed Calculation shall be made in good faith and in a commercially reasonable manner and shall be binding upon all parties absent demonstrable error. Unkar Systems’ fee for performing such Calculation shall be paid by the incorrect party, or if both parties are incorrect, by the party whose Calculation is furthest from the correct Calculation as determined by Unkar Systems. Notwithstanding the foregoing, the parties may mutually agree to designate an independent, reputable investment bank or accounting firm other than Unkar Systems to resolve any such dispute and in such event, all references to “Unkar Systems” herein will be replaced with references to such independent, reputable investment bank or accounting firm.

8.6.           Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.7.           Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

8.8.           Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

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8.9.           Entire Agreement. This Agreement, together with the other Transaction Documents, contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. For the avoidance of doubt, all prior term sheets or other documents between Company and Investor, or any affiliate thereof, related to the transactions contemplated by the Transaction Documents (collectively, “Prior Agreements”), that may have been entered into between Company and Investor, or any affiliate thereof, are hereby null and void and deemed to be replaced in their entirety by the Transaction Documents. To the extent there is a conflict between any term set forth in any Prior Agreement and the term(s) of the Transaction Documents, the Transaction Documents shall govern.

8.10.         Amendments. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by both parties hereto.

8.11.         Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer named below or such officer’s successor, or by facsimile (with successful transmission confirmation which is kept by sending party), (ii) the earlier of the date delivered or the third Trading Day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (iii) the earlier of the date delivered or the third Trading Day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to Company:

Intrusion Inc.

Attn: Anthony Scott

101 East Park Blvd, Suite 1200

Plano, Texas 75074

With a copy to (which copy shall not constitute notice):

Wilson Sonsini Goodrich & Rosati, P.C.

Attn: J. Robert Suffoletta and Austin D. March

900 S. Capital of Texas Highway

Las Cimas IV, 5th Floor

Austin, Texas 78746

If to Investor:

Streeterville Capital, LLC

Attn: John Fife

303 East Wacker Drive, Suite 1040

Chicago, Illinois 60601

With a copy to (which copy shall not constitute notice):

Hansen Black Anderson Ashcraft PLLC

Attn: Jonathan Hansen

3051 West Maple Loop Drive, Suite 325

Lehi, Utah 84043

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8.12.         Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may be assigned by Investor to a third party (other than to its affiliates), in whole or in part, upon receipt of Company’s consent thereto, which consent cannot be unreasonably withheld, conditioned or delayed; provided, however, that no assignment or transfer of any rights or obligations under any Transaction Document shall be valid unless and until such assignee or transferee agrees to be bound by the ongoing obligations and limitations that Investor is then subject to under any Transaction Document. Company may not assign its rights or obligations under this Agreement or delegate its duties hereunder without the prior written consent of Investor, which consent cannot be unreasonably withheld, conditioned or delayed.

8.13.        Survival. The representations and warranties of each party and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the other party. Each party agrees to indemnify and hold harmless the other party and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by such party of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

8.14.         Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.15.         Investor’s Rights and Remedies Cumulative. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Investor may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Investor may deem expedient.

8.16.         Attorneys’ Fees and Cost of Collection. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, the parties agree that the party who is awarded the most money (which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees, deposition costs, and expenses paid by such prevailing party in connection with arbitration or litigation without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading. If (i) the Notes are placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Investor otherwise takes action to collect amounts due under the Notes or to enforce the provisions of the Notes, or (ii) there occurs any bankruptcy, reorganization, receivership of Company or other proceedings affecting Company’s creditors’ rights and involving a claim under the Notes; then Company shall pay the costs incurred by Investor for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees, expenses, deposition costs, and disbursements.

8.17.         Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

8.18.         Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

8.19.        Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement and the other Transaction Documents.

8.20.         Voluntary Agreement. Each party has carefully read this Agreement and each of the other Transaction Documents and has asked any questions needed for such party to understand the terms, consequences and binding effect of this Agreement and each of the other Transaction Documents and fully understand them. Each party has had the opportunity to seek the advice of an attorney, or has waived the right to do so, and is executing this Agreement and each of the other Transaction Documents voluntarily and without any duress or undue influence by the other party or anyone else.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the undersigned Investor and Company have caused this Agreement to be duly executed as of the date first above written.

INVESTOR:

Streeterville Capital, LLC

By:	/s/ John M. Fife
John M. Fife, President

COMPANY:

Intrusion Inc.

By:	/s/ Anthony Scott
Anthony Scott, CEO

[Signature Page to Securities Purchase Agreement]

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